Exhibit 23
Independent Auditors' Consent

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Form S-8 (File No. 2-67368), Post-Effective Amendment No. 2 to Form S-8 (File No. 33-37613), Post-Effective Amendment No. 1 to Form S-8 (File No. 33-38613), Form S-8 (File No. 333-63185), Post-Effective Amendment No. 1 to Form S-8 (File No. 33-44552), Form S-8 (File No. 33-57331), Form S-8 (File No. 333-03041), Form S-8 (File No. 333-63181), Post-Effective Amendment No. 1 to Form S-8 (File No. 33-44553), Form S-8 (File No. 33-62749), Form S-8 (File No. 333-52249), Form S-8 (File No. 333-63179), Post-Effective Amendment No. 1 to Form S-8 (File No. 33-59950), Form S-8 (File No. 333-03039), Form S-8 (File No. 333-47444), Form S-8 and Post-Effective Amendment No. 1 to Form S-8 (File No. 33-60675), Form S-8 and Post-Effective Amendment No. 1 to Form S-8 (File No. 333-52276), Form S-8 (File No. 333-98413), Form S-8 (File No. 333-100158), Form S-8 (File No. 333-74206) and Form S-8 (File No. 333-74208) of our report dated March 20, 2003, relating to the consolidated financial statements of UAL Corporation as of and for the year ended December 31, 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the Company's filing for reorganization under Chapter 11, (ii) the Company's ability to continue as a going concern and (iii) the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures) appearing in this Annual Report on Form 10-K of UAL Corporation  for the year ended December 31, 2002.

Deloitte & Touche LLP
Chicago, Illinois
March 28, 2003